UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2005

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Texas Avenue Suite 3100 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 659-1361

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 14, 2005, the Board of Directors of Cheniere Energy, Inc. (the “Company”) granted non-qualified stock options (the “Stock Options”) to certain executive officers of the Company, as described below. The Stock Options were granted pursuant to the Company’s 2003 Stock Incentive Plan, as amended. Except as otherwise described herein, each option grant was evidenced by an option agreement substantially in the Form of Non-Qualified Stock Option Grant filed as Exhibit 10.11 to the Company’s Form 10-K, filed on March 10, 2005, which is incorporated herein.

Each of Don A. Turkleson, Senior Vice President, Chief Financial Officer and Secretary, Zurab S. Kobiashvili, Senior Vice President and General Counsel, Jonathan S. Gross, Senior Vice President—Exploration, and Keith M. Meyer, Senior Vice President—LNG, were granted Stock Options to acquire 100,000 shares of Company common stock, $.003 par value (the “Common Stock”). The exercise price of the Stock Options is $72.50 per share, which represents the closing price of the Common Stock on the American Stock Exchange on the date of grant. These Stock Options vest 33,334 on March 14, 2009 and 33,333 on each of March 14, 2010 and 2011.

Charif Souki, Chairman, President and Chief Executive Officer of the Company, was granted Stock Options for an aggregate of 450,000 shares of Common Stock. The table below sets forth the individual grants, the exercise prices therefor and the vesting date.

Amount	Exercise Price	Vesting
200,000 shares	$72.50	66,668 shares on March 14, 2009 66,666 shares on March 14, 2010 66,666 shares on March 14, 2011
200,000 shares	$120.00	66,668 shares on March 14, 2009 66,666 shares on March 14, 2010 66,666 shares on March 14, 2011
50,000 shares	$180.00	16,668 shares on March 14, 2009 16,666 shares on March 14, 2010 16,666 shares on March 14, 2011

Vesting of each of these Stock Options may be accelerated upon approval of the Board of Directors of a successor to Charif Souki as Chief Executive Officer, but no earlier than March 14, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: March 16, 2005	By:	/s/ Don A. Turkleson
	Name:	Don A. Turkleson
	Title:	Senior Vice President,
Chief Financial Officer & Secretary